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                                                                  Exhibit 23.2


[McGladrey & Pullen, LLP Letterhead]                  [RSM International Logo]


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in Amendment No. 1 to the Registration Statement No. 33-89690 to Form S-2 of our report, dated February 3, 1995, relating to the financial statements of Richey Electronics, Inc. and to the reference to our Firm under the caption "Experts" in the prospectus.


                                                  /s/ McGladrey & Pullen, LLP


Pasadena, California
March 23, 1995



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